UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): September 19, 2007
SPHERION CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-11997	36-3536544

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
2050 Spectrum Boulevard
Fort Lauderdale, Florida 33309
(Address, including zip code, of Principal Executive Offices)
Registrant’s telephone number, including area code: (954) 308-7600
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.
     On September 19, 2007, Spherion Corporation (the “Company”) and its wholly-owned operating subsidiary, Spherion Atlantic Enterprises, LLC, entered into a Stock Purchase Agreement to acquire 100% of the outstanding stock of Todays Staffing, Inc. from CDI Corporation (the “Transaction”). The purchase price to be paid at closing will consist of cash in the amount of approximately $40 million minus any indebtedness outstanding at closing, subject to a working capital adjustment. The closing of the Transaction is subject to satisfaction or waiver of certain customary closing conditions. The Company expects the Transaction to close on or about September 28, 2007. The Company will finance the Transaction with existing available cash resources.
     On September 20, 2007, the Company issued a press release announcing the Transaction. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits
(d)	Exhibits.

Exhibit No.	Description

99.1	Press release issued by Spherion Corporation on September 20, 2007.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPHERION CORPORATION
Date: September 20, 2007	By:	/s/ Mark W. Smith
Senior Vice President & Chief Financial Officer